UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2010

SIMON PROPERTY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2010, the Board of Directors (the “Board”) of Simon Property Group, Inc. (the “Company”), upon the recommendation of the Governance and Nominating Committee, appointed Larry C. Glasscock to the Board, with a term to expire at the Company’s 2010 annual meeting of stockholders to be held May 6, 2010.  The appointment of Mr. Glasscock increases the size of the Board to eleven members.  Mr. Glasscock has not been appointed to any committees of the Board at this time; however, the Company expects that he will be appointed to one or more Board committees in the future. There are no arrangements or understandings between Mr. Glasscock and any other persons pursuant to which Mr. Glasscock was appointed a director of the Company.

As a non-employee director, Mr. Glasscock will participate in the non-employee director compensation arrangements described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2009.  In addition, it is expected that he will execute the Company’s standard form of director indemnity agreement.  The form of the indemnity agreement was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 13, 1998 and is incorporated herein by reference.

A copy of the Company’s press release announcing the appointment of Mr. Glasscock to the Board is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

ITEM 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

Exhibit 10.1	Form of the Indemnity Agreement between the Company and its directors and officers (incorporated by reference to Exhibit 10.7 of the Company’s Form S-4 filed August 13, 1998 (Reg. No. 333-61399)).

Exhibit 99.1	Press Release issued on March 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 17, 2010

SIMON PROPERTY GROUP, INC.

	By:	/s/ Stephen E. Sterrett
Stephen E. Sterrett
Executive Vice President and Chief
Financial Officer